                                                                     EXHIBIT 4.2


                   Reflecting (1) changes approved, November 1990, in Adopted 1990 Financing Plan and made effective upon Initial Funding,
                   (2) deletion of CEO position, effective March 28, 1991, (3) changes made at board of directors' and Stockholders' meetings held December 12, 1991, (4) changes made at board of directors' and Stockholders' meetings held June 11, 1992,
                   (5) increase in the number of members of the Executive Committee, approved at the August 13, 1992 meeting of the board of directors, (6) changes in the notice provision to permit first class mail as approved by Consent of Stockholders dated October 21, 1992, (7) changes made at the board of directors' meeting held December 7, 1993 and approved by written consent of the stockholders, (8) changes made by unanimous consent of the board of directors dated March 18, 1994, to change the board size to fourteen, and
                   (9) changes made at the board of directors' meeting held February 29, 1996, to change the board size to eleven, and
                   (10) changes made at the board of directors' meeting held March 19, 1998 effective at the 1998 annual stockholders' meeting to change the board size to ten, (11) changes made at the board of directors' meeting held March 25, 1999 to change the board size to nine, and (12) changes made at the board of directors' meeting held May 26, 1999 to change the executive committee size to four.


                                ===============

                          AMENDED AND RESTATED BYLAWS

                                       OF

                     AMERICAN MOBILE SATELLITE CORPORATION

                              (As of May 26, 1999)

                                     TABLE OF CONTENTS
                                     -----------------
                                                                                         Page
                                                                                         ----
ARTICLE I.                OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . .        1

ARTICLE II.               MEETINGS OF STOCKHOLDERS  . . . . . . . . . . . . . . . . .        2

ARTICLE III.              DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . .        5

ARTICLE IV.               NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . .       10

ARTICLE V.                OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . .       11

ARTICLE VI.               CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . .       14

ARTICLE VII.              PROCUREMENT . . . . . . . . . . . . . . . . . . . . . . . .       16

ARTICLE VIII.             INDEMNIFICATION OF DIRECTORS
                          AND OFFICERS  . . . . . . . . . . . . . . . . . . . . . . .       16

ARTICLE IX.               GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . .       16

ARTICLE X.                AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . .       17

                                   ARTICLE I.
                                    OFFICES

                   SECTION 1. The registered office of American Mobile Satellite Corporation (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware, or such other place within the State of Delaware as the board of directors may from time to time determine.

                   SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.



                                  ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

                   SECTION 1. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, but within the United States of America, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                   SECTION 2. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be properly brought before such meetings shall be held on the third Thursday of April in each year, or at such other time, date and place as the board of directors shall determine by resolution.

                   SECTION 3. Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                   SECTION 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                   SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holder or holders of Common Stock representing at least 33-1/3% of the shares of Common Stock issued and outstanding and entitled to vote. A special meeting of the holders of the Common Stock for the sole purpose of electing all of the directors of the Corporation shall be called by the president or secretary promptly upon the receipt by the secretary of a written request from the holder or holders of Common Stock representing that percentage of the shares of Common Stock then issued and outstanding that would be sufficient to elect at least one director if such shares of Common Stock were then cumulatively voted in an election of the entire board of directors.

                   SECTION 6. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                   SECTION 7. The holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the holders of Common Stock for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the holders of Common Stock, the holders of Common Stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each holder of Common Stock of record entitled to vote at the meeting.

                   SECTION 8. When a quorum is present at any meeting of holders of Common Stock, the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                   SECTION 9. At every meeting of the holders of Common Stock each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of the Common Stock held by such stockholder for each matter with respect to which the holders of Common Stock are entitled to vote except for the election of directors, which shall be by cumulative voting as provided in the Certificate of Incorporation.

                   SECTION 10. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Article II, Section 4 and the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                   SECTION 11. Votes by written ballot at any meeting of stockholders may be conducted by one or more inspectors, appointed for that purpose, either by the board of directors or by the chairman of the meeting. The inspector or inspectors may decide upon the qualifications of voters and the validity of proxies, may count the votes and declare the result and take such other actions as required by applicable law.

                   SECTION 12. The Chairman of the Board, or, in the absence of the Chairman of the Board, the Chairman of the Executive Committee or, in the absence of the Chairman of the Executive Committee, the President, or, in the absence of any of them, any Vice President, in order of their election, shall preside at meetings of stockholders. The secretary of the Corporation shall act as secretary, but in the absence of the secretary, the presiding officer may appoint a secretary.

                   SECTION 13. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all persons or entities acting in concert with the Proponent; (ii) the name and address of the Proponent and the persons or entities identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the persons or entities identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the board of directors reasonably determines is necessary or appropriate to enable the board of directors and stockholders of the Corporation to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholder meeting at which such Stockholder Proposal will be considered, if the board of directors, a designated committee of the board of directors or, if authorized by the board of directors or a committee thereof, an officer of the Corporation, determines that the information provided in a Stockholder Proposal does not satisfy the informational requirements of these bylaws or is otherwise not in accordance with law, the secretary of the Corporation shall promptly notify such Proponent of the deficiency in the notice. Such Proponent shall have an opportunity to cure the deficiency by providing additional information to the secretary within the period of time, not to exceed ten days from the date such deficiency notice is given to the Proponent, determined by the board of directors or such committee. If the deficiency is not cured within such period, or if the board of directors, or such committee determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Article II, Section 13, then such proposal shall not be presented for action at the meeting in question. Nothing in this Article II, Section 13, shall in any way limit the discretion of the board of directors to omit any Stockholder Proposal in accordance with applicable law.

                   (b) Stockholder Proposals shall be delivered to the secretary at the principal executive office of the Corporation not less than sixty days not more than one hundred and twenty days prior to the date of the meeting of stockholders if such Stockholder Proposal is to be submitted at an annual stockholders meeting (provided, however, that if such annual meeting is called to be held before the date specified in Article II, Section 2, or if a

        Stockholder Proposal is to be submitted at a special stockholders meeting, such Stockholder Proposal shall be so delivered no later than the close of business on the tenth day following the day on which notice of the date of such annual stockholders meeting or special stockholders meeting, as the case may be, was announced on the Dow Jones newswire service, or if such newswire service is unavailable, any national newswire service).

                                  ARTICLE III.
                                   DIRECTORS

                   SECTION 1. The board of directors shall consist of nine (9) directors. The directors shall be elected at the annual meeting of the stockholders, or as provided in Article II, Section 5 and each director elected shall hold office until his or her successor is elected and qualified.

                   SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only as provided in this Article III, Section 4.

                   SECTION 3. A director or directors may be removed by the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at a special meeting of the holders of the Common Stock called for such a purpose. In the event of the removal of a director, the vacancy created by such removal shall be filled only as provided in this Article III, Section 4.

                   SECTION 4. (a) Board of directors vacancies may be filled by a vote of a majority of the directors then in office. No person elected by the board of directors to fill a vacancy shall commence service as a director of the Corporation until ten calendar days have passed since delivery of the notice required by subsection
        (b) of this Article III, Section 4 and provided that during such ten day period, no election of directors has been requested in accordance with Article II, Section 5. If such an election is requested in accordance with Article II, Section 5, the vacancy shall remain unfilled pending the results of such election.

                   (b) Upon the election of any person by the board of directors to fill a vacancy, and upon the first business day following the tenth day after a vacancy occurs, provided such vacancy has not then been filled, the secretary shall promptly file with the Securities and Exchange Commission a

        Current Report on Form 8-K and shall on the same day as such filing provide notice of such election or continuing vacancy by electronic transmission or overnight delivery to each stockholder that owns of record, or that has advised the Corporation in writing, including through delivery to the Corporation of a Schedule 13D filed with the Securities and Exchange Commission, that it and its affiliates beneficially or of record own, Common Stock representing that percentage of the then issued and outstanding shares of Common Stock sufficient to elect at least one director if such stock were then cumulatively voted in an election of the entire board of directors. No Form 8-K or notice of a vacancy under this Article II, Section 4(b) shall be required by reason of any continued vacancies that existed on December 8, 1993. Each of such Form 8-K and such notice shall (i) if a vacancy is being filled, identify the person elected by the board of directors to fill the vacancy, provide a brief summary of such person's business background and indicate the proposed date on which such person will commence service as a director or (ii) indicate that the vacancy shall continue until filled by a vote of the board of directors or the stockholders.

                   SECTION 5. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                   SECTION 6. Meetings of the board of directors, both regular and special, may be held at any location within North America and may be held outside North America if two-thirds of the number of directors then in office so authorize. In the event a meeting of the board of directors is to be held outside North America, notice thereof shall be given at least ten business days prior to such meeting.

                   SECTION 7. Regular meetings of the board of directors may be held at such time (not less frequently than four times each year) and at such place as shall from time to time be determined by the board of directors.

                   SECTION 8. Special meetings of the board of directors may be called by the president and shall be called by the president upon the written request of three directors. Except as otherwise provided in Article III, Sections 5 and 9, each notice of a special meeting of the board of directors shall be given at least five business days prior to such meeting and shall identify the purpose or purposes of the special meeting or the business to be transacted at the special meeting. Business transacted at any special meeting of the board of directors shall be limited to the purpose or purposes stated in the notice of such special meeting.

                   SECTION 9. At all meetings of the board of directors, the presence of a majority of the number of directors then in office shall be necessary to constitute a quorum for the transaction of business, provided that a quorum may not be less than one-third of the total number of directors. The act of a majority of the directors present at a meeting at which a quorum is present, unless a greater number is required by law, by the Certificate of Incorporation or by these bylaws, shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                   SECTION 10. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board of directors or the committee.

                   SECTION 11. Members of the board of directors, or any committee designated by the board of directors, shall have the right to participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                   SECTION 12. The Corporation may pay the directors reasonable compensation for serving as directors and as members of one or more committees of the board of directors, the form and amount of which shall be fixed by resolution adopted by a majority of the number of directors then in office, and may reimburse such directors for any reasonable expenses incurred in attending the meetings of the board of directors or any committees thereof.

                   SECTION 13. In addition to the committees designated in these bylaws, the board of directors may, by resolution passed by a majority of the whole board of directors: (i) designate one or more committees, each committee to consist of one or more of the directors of the Corporation; (ii) appoint the members of such committees; and (iii) designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                   SECTION 14. The Corporation shall have an Executive Committee, to consist of four or more directors appointed by a majority of the whole board of directors, and may appoint one or more directors as alternate members of such Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. Between the meetings of the board of directors and while the board of directors is not in session, the Executive Committee shall have all the powers and exercise all the duties of the board of directors in the management of the business and affairs of the Corporation that may lawfully be delegated to the Executive Committee by the board of directors, including, without limitation, the power and authority granted to committees pursuant to these bylaws, and the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, as amended. The Executive Committee shall adopt its own rules of procedure and shall meet where and as provided by such rules. All action taken by the Executive Committee shall be reported to the board of directors at the meeting thereof next succeeding such action.

                   SECTION 15. The Corporation shall have an Audit Committee, to consist of not less than three directors, appointed by the board of directors. The duties and responsibilities of the Audit Committee shall be established by the board of directors. The Audit Committee shall adopt its own rules of procedure and shall meet where and as provided by such rules. All action taken by the Audit Committee shall be reported to the board of directors at the meeting thereof next succeeding such action.

                   SECTION 16. The Corporation shall have a Nominating Committee, to consist of not less than three directors, not more than one of whom may be an officer of the Corporation, appointed by the board of directors. The duties and responsibilities of the Nominating Committee shall be to select the persons to be candidates for nomination for election as directors of the Corporation and make recommendations with respect thereto to the board of directors. The Nominating Committee shall adopt its own rules of procedure and shall meet where and as provided by such rules. All action taken by the Nominating Committee shall be reported to the board of directors at the meeting thereof next succeeding such action.

                   SECTION 17. In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                   SECTION 18. Any committee, to the extent provided in the resolution of the board of directors establishing such committee and to the extent not inconsistent with the Certificate of Incorporation, these bylaws, or the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be fixed to all papers which may require it.

                   SECTION 19. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                                  ARTICLE IV.
                                    NOTICES

                   SECTION 1. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any stockholder or director, such notice shall be in writing, and shall be deemed given to each stockholder or director (i) upon receipt if delivered in person, by cable, telegram, telex, telecopy, or other electronic transmission, (ii) one day after deposit with a reputable overnight courier service, or (iii) five days after deposit in the United States mail (either by first class, registered or certified mail, postage prepaid), if sent to such stockholder's or director's address as it appears on the records of the Corporation.

                   SECTION 2. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V.
                                    OFFICERS

                   SECTION 1. The officers of the Corporation shall be elected by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also elect one or more vice-presidents and one or more assistant secretaries and assistant treasurers. The officers of the Corporation shall be elected by the vote of a majority of the number of directors then in office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

                   SECTION 2. The board of directors at its first meeting after each annual meeting of stockholders shall elect a president, a secretary, a treasurer and any other officers which the board of directors determines to elect and shall designate one of such officers as the chief financial officer.

                   SECTION 3. The board of directors may elect such other officers and appoint such agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                   SECTION 4. The compensation of all officers and agents of the Corporation shall be fixed from time to time by the board of directors.

                   SECTION 5. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected by the board of directors may be removed at any time by the affirmative vote of a majority of the number of directors then in office. Any vacancy occurring in any office of the Corporation may be filled by the affirmative vote of a majority of the number of directors then in office.

                   SECTION 6. The president of the Corporation, subject to the control of the board of directors, shall supervise the day-to-day affairs of the corporation, shall have general and active management responsibility for the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

                   SECTION 7. At the request of the president or in his absence or in the event of his inability or refusal to act, the vice-president, if there be one, or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   SECTION 8. The secretary shall attend all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The secretary shall see that all books, reprints, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                   SECTION 9. The assistant secretary, if there be one, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, then in the order of their election, shall at the request of the secretary or in his absence or in the event of his inability or refusal to act, perform the duties of the secretary, and when so acting, shall have all the powers and be subject to all the restrictions upon the secretary. The assistant secretaries shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   SECTION 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president, and to the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

                   SECTION 11. If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                   SECTION 12. The assistant treasurer, if there be one, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, then in the order of their election, shall, at the request of the treasurer or in his absence or in the event of his inability or refusal to act, perform the duties of the treasurer, and when so acting, shall have all the powers and be subject to all the restrictions upon the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   SECTION 13. The chief financial officer shall have such duties as may be assigned by the board of directors.

                                  ARTICLE VI.
                             CERTIFICATES OF STOCK

                   SECTION 1. Every stockholder of the Corporation shall be entitled to have a certificate in the name of the Corporation signed by the president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of capital stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of such class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of capital stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of capital stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

                   SECTION 2. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if they were such officer, transfer agent or registrar at the date of issue.

                   SECTION 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                   SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                   SECTION 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exchange of stock or for the purpose of any other lawful action, the board of directors may affix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                   SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


                                  ARTICLE VII.
                                  PROCUREMENT

                   Each Director shall have the right to review in their entirety any and all proposals received by the Corporation in response to any requests for proposals that may be issued by the Corporation for contracts, purchase orders or other similar binding commitments to be entered into by, or on behalf of, the Corporation. The board of directors' review of proposals shall be conducted in a manner consistent with the requirements of the request for proposals to maintain the confidentiality of proprietary information contained in the proposals.

                                 ARTICLE VIII.
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                   Each person who is or was or had agreed to be a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any repeal or modification of this
        Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for the benefit of the Corporation and of any person to be indemnified.


                                  ARTICLE IX.
                               GENERAL PROVISIONS

                   SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

                   SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the board of directors shall believe conducive to the interest of the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

                   SECTION 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                   SECTION 4. The fiscal year of the Corporation shall end on December 31 of each year or as otherwise fixed by resolution of the board of directors.

                   SECTION 5. The board of directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE X.
                                   AMENDMENTS

                   Except as otherwise provided by the Certificate of Incorporation or these bylaws, these bylaws may be altered, amended or repealed or new bylaws may be adopted only by the vote of either (i) three-fourths of the members of the board of directors then in office or (ii) the holders of two-thirds of the issued and outstanding shares of Common Stock.

                   Approved by the holders of two-thirds of the issued and outstanding voting Common Stock of the Corporation effective as of the 26th day of May, 1999.

                                                    /s/ Randy  S. Segal
                                                    -------------------
                                                    Randy S. Segal
                                                    Secretary